UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-33794	26-1342272
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 3, 2008, Hillenbrand, Inc. (the “Company”) is hosting an Analyst/Investor Conference at the Millennium Broadway Hotel in New York City. The senior leaders attending the conference include Kenneth A. Camp, Hillenbrand president and chief executive officer; Cynthia L. Lucchese, Hillenbrand senior vice president and chief financial officer; and Joe A. Raver, president and chief operating officer of Batesville Casket Company, Hillenbrand’s sole operating division. Details of the 2009-2011 growth strategy and the fiscal 2009 earnings guidance will be discussed during the conference.

The Company announced its earnings guidance for fiscal 2009. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference. The Company will sponsor a live webcast for the investing public at 9:00 a.m. EDT Wednesday, December 3, 2008, and the webcast, with audio and accompanying slides, will be accessible on the Company’s website at http://www.HillenbrandInc.com.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 3, 2008, issued by Hillenbrand, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: December 3, 2008	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese Senior Vice President and Chief Financial Officer

DATE: December 3, 2008	BY:	/S/ Theodore S. Haddad, Jr.
Theodore S. Haddad, Jr. Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 3, 2008, issued by Hillenbrand, Inc.

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